THOMSON REUTERS STREETEVENTS EDITED TRANSCRIPT ANF - Q3 2016 Abercrombie & Fitch Co Earnings Call EVENT DATE/TIME: NOVEMBER 18, 2016 / 1:30PM GMT OVERVIEW: Co. reported 3Q16 net sales of $822m and adjusted diluted EPS of $0.02. THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2016 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

NOVEMBER 18, 2016 / 1:30PM, ANF - Q3 2016 Abercrombie & Fitch Co Earnings Call

CORPORATE PARTICIPANTS

Brian Logan *Abercrombie & Fitch Co. - VP, IR*

Arthur Martinez *Abercrombie & Fitch Co. - Executive Chairman*

Fran Horowitz *Abercrombie & Fitch Co. - President & CMO*

Joanne Crevoiserat *Abercrombie & Fitch Co. - EVP & CFO*

CONFERENCE CALL PARTICIPANTS

Mathew Boss *JPMorgan Chase - Analyst*

Marni Shapiro *Retail Tracker - Analyst*

Tiffany Kanaga *Deutsche Bank - Analyst*

Adrienne Yih *Wolfe Research - Analyst*

Neely Tamminga *Piper Jaffray - Analyst*

Stephen Albert *Bank of America Merrill Lynch - Analyst*

Kimberly Greenberger *Morgan Stanley - Analyst*

Brian Tunick *RBC Capital Markets - Analyst*

Oliver Chen *Cowen and Company - Analyst*

Betty Chen *Mizuho Securities - Analyst*

Paul Lejuez *Citi - Analyst*

Janet Kloppenburg *JJK Research - Analyst*

Susan Anderson *Friedman, Billings, Ramsey - Analyst*

Dana Telsey *Telsey Advisory Group - Analyst*

Richard Jaffe *Stifel Nicolaus - Analyst*

Mark Altschwager *Robert W. Baird - Analyst*

PRESENTATION

Operator

Good day, everyone. Welcome to the Abercrombie & Fitch third-quarter fiscal year 2016 earnings call. Today's conference is being recorded. (Operator Instructions). Now, at this time, I would like to turn the conference over to Mr. Brian Logan. Mr. Logan, please go ahead.

Brian Logan - *Abercrombie & Fitch Co. - VP, IR*

Thank you. Good morning and welcome to our third-quarter earnings call. Earlier this morning, we released our third-quarter sales and earnings, income statement, balance sheet, store opening and closing summary and an updated financial history. Please feel free to reference these materials, which are available on our website. Also available on our website is an investor presentation, which we will be referring to in our comments during this call. Today's earnings call is being recorded and the replay may be accessed through the Internet at Abercrombie.com under the Investors section.

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Joining me today are Arthur Martinez, Executive Chairman; Fran Horowitz, President and Chief Merchandising Officer; and Joanne Crevoiserat, Chief Financial Officer. After our prepared remarks, we will be available to take your questions for as long as time permits. We ask you to please limit yourself to one question so we can speak to as many callers as possible. Before we begin, I remind you that any forward-looking statements we may make today are subject to the Safe Harbor statement found in our SEC filings. In addition, we will be referring to certain adjusted non-GAAP financial measures during the call. Additional details and a reconciliation of GAAP to non-GAAP financial measures are included in the release issued earlier this morning. With that, I hand the call over to Arthur for some opening remarks. Arthur Martinez - Abercrombie & Fitch Co. - Executive Chairman Thank you, Brian and good morning, everyone and thank you as always for being with us today. As we said we expected on our last earnings call, the third quarter was challenging. While our results for the quarter reflect sequential comp sales improvement in Hollister, this was more than offset by disappointing performance in A&F. That said, on a total Company basis, our direct-to-consumer business continued to grow both domestically and internationally and conversion remained positive across both channels. We also continued our strong disciplines and tight rein on both expense and inventory. The Hollister brand continues to make progress as comp trend improvement throughout the quarter resulted in positive comp sales in the US. There continues to be positive response to Hollister's product innovations, emerging categories and overall customer experience. For the A&F brand, flagship and tourist locations continued to be a major headwind. In addition, traffic in chain stores remained negative. Gross margin was pressured as an A&F assortment weighted towards seasonal categories underperformed resulting in greater-than-planned promotional activity. We are moving aggressively to evolve the A&F brand across all channels through comprehensive changes in product, customer experience and marketing. As you know, late in the quarter, we began to more clearly articulate a redefined identity for the A&F brand matched by a significant advertising campaign. Under new leadership, the team is hard at work implementing the evolved brand identity across all of our customer touch points. We recognize that full implementation will take time, but remain convinced and energized about the potential of the repositioned A&F brand and look forward to reporting to you on our progress. While we anticipate top-line headwinds through the balance of the year, we do expect to deliver modest overall comp sales trend improvement in the fourth quarter as we intensify what is working in our assortments and store experience to improve performance. Now Fran will provide more color around brand performance and our strategic initiatives. Fran Horowitz - Abercrombie & Fitch Co. - President & CMO Thank you, Arthur and good morning, everyone. We continue to make significant strategic and operational progress in both brands. While that progress is more evident today in Hollister's results, we are confident that, as we apply our learnings to the A&F brand, it will become more apparent in its results over future quarters. I will recap the performance and strategic progress for each brand and then provide an update on our cross-branded initiatives. Starting with Hollister, comp sales trends improved throughout the quarter across both genders and geographies. The team successfully addressed fashion issues in our girls tops assortment, which resulted in a return to positive comps in the US during the quarter. 3 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2016 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. NOVEMBER 18, 2016 / 1:30PM, ANF - Q3 2016 Abercrombie & Fitch Co Earnings Call

We also saw continued strength across a number of categories in the guys assortment as the customer continued to respond positively to the product innovations and stretch we've added to the polos, shirting and jeans assortment. In addition, the emerging intimates and accessories categories performed well, offsetting overall weakness in heavier weight fleece, sweater and outerwear categories, which we primarily attribute to unseasonably warm weather. We continue to focus on creating an emotionally engaging brand experience across every touch point putting the customer at the center of everything we do. Through extensive research and increased customer interactions, we know a lot more about our customers and what they want than we did when we began this journey and we are putting all we have learned to work. Based on the success of our previous Hollister store remodel's, we completed eight additional remodels during the quarter with an additional 12 scheduled to open by next week. This brings the total number of remodeled Hollister stores to 64 this year. Further, the Hollister Club Cali loyalty program, which was rolled out in the US last quarter, has been met with a lot of enthusiasm from our customers and already has nearly 4 million active members. In addition to driving higher sales, the program has been successful in increasing customer engagement, identification and retention. Turning to A&F, softness in flagship and tourist stores particularly in international markets was the predominant driver of the brand's comp sales decline in the quarter. As Arthur noted, the decline in A&F was compounded by an assortment that was distorted towards outerwear and other heavier-weight categories. Our efforts to clear through underperforming early fall receipts put pressure on the gross margin rate in the A&F brand. The A&F team has worked quickly to adjust our assortments and enhance our position as we move into holiday. This includes investing in categories where we have seen traction, such as cozy fabrications and sweaters for women and pants, tees and essentials for men, as well as the emerging active category. We have learned a lot about enhancing the shopping experience, creating loyalty and talking to our customers through social media from our successes with Hollister and we are applying that to the A&F brand. We are on track to test a new A&F prototype store, which is scheduled to open in early 2017 and are now in the process of developing a loyalty program for the A&F brand, which will also debut in early 2017. In addition, after seeing positive customer reaction to ratings reviews on Hollister's website, we recently added that feature to the A&F website. Initial response has been strong and along with our post-purchase survey is providing us valuable customer insights and feedback. We have also now made it possible for customers to seamlessly cross-navigate and transact both the Abercrombie adults and kids brands through a single website. As a result of this change that was made in September, we are seeing higher average order sizes on mixed basket transactions and lower shipping and handling costs. During the quarter, we also begin to communicate through a major advertising campaign, the evolved identity for A&F as the accessible American casual luxury brand for today's twenty-something consumer. The campaign was accompanied by a totally redesigned website, a complete reboot of our social media presence with all new digital advertising across all platforms, as well as marketing that reaches the consumer while they are outside their homes. Using new creative featuring fresh and candid imagery, the marketing reflects a more diverse and inclusive portrayal of style and beauty and aligns with and supports the updated customer experience and evolved assortment. While we are just getting our communications, we are pleased with the reach of this campaign, which has generated more than 800 million impressions to date. We are also applying our learnings to our other cross-branded initiatives. We know our customers stay connected through technology, so we continue to communicate with them through the innovative work we are doing with key social media partners. Our brands were among a select group to be part of Instagram's test of a new e-commerce feature beginning last week. The new feature allows us to tag products in photos, supply product information and redirect consumers to our website with shop now buttons. 4 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2016 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. NOVEMBER 18, 2016 / 1:30PM, ANF - Q3 2016 Abercrombie & Fitch Co Earnings Call

We also know that our customers want a seamless shopping experience across all channels. On the digital side, we are delivering that through our investments in mobile. Direct-to-consumer continued to grow during the quarter, which included a nearly 50% increase in sales from orders placed on mobile phones with double-digit increases in traffic and conversion. In addition, we continue to expand our omnichannel capabilities. After a successful rollout of purchase online pickup in store first in the UK and then in the US last quarter, we rolled this feature out to Canada this quarter. Purchase online pick up in store continues to be a popular feature accounting for over 5% of online orders in these markets. This feature is also driving high in-store attachment rates upon pickup. We recognize today customers value speed and service. We recently augmented our fulfillment capabilities to the West Coast with a third-party facility to better service customers in that region of the country. We continue to make progress, but we recognize that the A&F brand represents a more complex challenge. The progress may not be evident at the same pace as it has been with Hollister. We also know it will take time to fully realize the benefit of all our work, but we are confident that as we apply our learnings to the A&F brand, progress will become evident. For the total Company in the fourth quarter, we expect modest comps sales improvement from last quarter with a more seasonably appropriate assortment. And we anticipate continued progress under the exceptional leadership of our new brand presidents, Stacia Andersen and Kristin Scott. Stacia and Kristin have quickly onboarded with the team and are focusing on the product, customer experience and evolution of our brand position. Before I turn the call over to Joanne, I would like to thank our teams around the world and on our campus for their continued commitment and support in driving our business forward. With that, I will hand it over to Joanne. Joanne Crevoiserat - Abercrombie & Fitch Co. - EVP & CFO Thanks, Fran and good morning, everyone. As Fran covered, while results for the quarter were mixed by brand, we are making meaningful progress on our strategic initiatives to position the Company for future growth. We remain focused on tightly managing the business in a difficult environment while continuing to support those initiatives. I will be recapping the third-quarter results and also provide our outlook for the fourth quarter. Starting with the third quarter, net sales were $822 million, down 6% from last year. Foreign currency adversely impacted sales by approximately $8 million. Comp sales for the quarter were down 6% as improvement from last quarter in Hollister was more than offset by a decline in Abercrombie. Year-over-year trends in conversion remained positive, but continued to be more than offset by weak traffic. As shown on page 5 of the investor presentation, by geography, comps sales for the quarter were down 5% in the US and down 10% in international markets. By brand, comp sales for the quarter were down 14% for Abercrombie and flat for Hollister. Comp sales improvement from last quarter in the Hollister brand was driven by the US, which returned to positive comps in the quarter. This progress was offset by a sales decline in the Abercrombie brand in both geographies, but particularly international markets where the flagship business is concentrated. As Fran mentioned, we continue to see a return on the investments we've made in mobile, omnichannel and fulfillment capabilities with our overall DTC business delivering another quarter of growth in both the US and international markets. For the quarter, the direct-to-consumer business grew to 23% of total sales compared to 21% of total sales last year. I will be recapping the rest of our results for the quarter compared to last year on an adjusted non-GAAP basis. Excluded from our results for the quarter was a pretax benefit of $6 million compared to net pretax charges of $10 million last year, which are detailed on page 4 of the investor presentation. For the third quarter, the $6 million benefit related to an indemnification recovery of previously recognized legal settlements. Gross margin for the quarter was 62.2%, 60 basis points lower than last year on a constant currency basis. A reduction in average unit costs was more than offset by lower average unit retail related to promotional actions required to move through early fall deliveries. While we made some progress in reducing the frequency of promotional activity, those efforts were more than offset by increased depth of promotions required to maintain healthy inventory levels. 5 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2016 Thomson Reuters. 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Longer term, we remain focused on reducing the overall level of promotional intensity through continued strong inventory management and improved product acceptance. This remains an important part of our strategy and focus to improve brand health. Moving to operating expense, we continue to deliver expense reductions to more than offset strategic investments. This quarter we offset incidental investments in marketing to support the rollout of the redefined brand positions and continued incremental investments in direct-to-consumer and omnichannel capabilities, which continue to drive growth. Stores and distribution expense decreased $6 million from last year due to lower variable expenses on lower sales and expense reduction efforts, partially offset by incremental investments in direct-to-consumer related to digital marketing, omnichannel and fulfillment capabilities. Marketing, general and administrative expense decreased $6 million from last year, as expense savings identified through expense reduction efforts were partially offset by the investments in marketing expense mentioned earlier. Adjusted operating income for the quarter was $14 million compared to adjusted operating income of $51 million last year and included the adverse affect from FX of approximately $9 million. The adjusted effective tax rate for the quarter was 80% reflecting a catch-up adjustment related to a change in the estimated full-year adjusted effective tax rate. Adjusted net income per diluted share was $0.02 compared to adjusted net income per diluted share of $0.48 last year and included the adverse effect from FX of approximately $0.09 net of hedging. Turning to the balance sheet, we ended the quarter with $470 million in cash and $293 million in gross borrowings outstanding compared to $406 million in cash and $297 million in borrowings a year ago. Yesterday, we announced that our Board of Directors approved the $0.20 quarterly dividend. We have a strong balance sheet and are confident in our ability to generate the cash necessary to maintain the dividend, which is an important element in our capital allocation strategy. Additionally, we continue to tightly manage inventory ending the quarter with total inventory down 14% compared to last year's third quarter. Overall, inventory levels and content are well-balanced and positioned to drive fourth-quarter business. Details of our store openings and closings for the quarter are included on page 9 and 10 of the investor presentation. At the end of the quarter, we operated 745 stores in the US and 185 stores across Canada, Europe, Asia and the Middle East. As we work to improve overall store productivity, we continue to optimize our store fleet through a variety of actions, including closure, downsizing and relocation. For the year, we expect to close approximately 50 stores in the US through natural lease expirations. We continue to have significant lease flexibility and evaluate our options based on the economics of each store. While flagship stores play an important role as a gateway to the brand and remain profitable in the aggregate, we are taking actions to address and improve their performance. In January, we will close the A&F flagship store in Korea and earlier this year, we successfully negotiated a meaningful reduction in the rent at our A&F flagship store in Tokyo. In addition, we recently exercised a lease kick-out option for our A&F flagship store in Hong Kong. As a result of this decision, we expect to incur approximately $16 million in lease termination charges during the fourth quarter. These actions are part of our ongoing review of the performance of our fleet as we continue to drive improvement in product, experience and profitability. Moving to our outlook for the balance of the year, for the fourth quarter, we expect comparable sales to be challenging, but modestly improved from the third quarter; continued adverse impact from foreign currency on sales and operating income; a gross margin rate down slightly from last year's adjusted non-GAAP rate of 60.7% driven by lower average unit retail, partially offset by lower average unit costs. We expect operating expense, including a lease termination charge of approximately $16 million, to be up about 1% from last year's adjusted non-GAAP operating expense of $554 million with the lease termination charge partially offset by savings from lower sales and expense reduction efforts. A weighted average diluted share count of approximately 68 million shares, excluding the effect of potential share buybacks. 6 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2016 Thomson Reuters. All rights reserved. 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On a full-year basis, we expect the effective tax rate to be in the mid to upper 20%s, but to remain sensitive at lower levels of pretax earnings. Excluded from our outlook are the effects of certain potential items such as asset impairment charges, litigation charges and insurance recoveries. We expect capital expenditures to be approximately $140 million for the full year, which includes approximately $70 million for new stores and store updates and investments of approximately $50 million in direct-to-consumer, omnichannel and IT to support growth and profit improvement initiatives. And as Fran noted, by next week, we will have completed the 64 Hollister store interior remodels we planned for this year. In addition to the 13 stores opened through the third quarter, including five outlet stores, we expect to open seven new stores in the fourth quarter, including five in China and two in the US. And as Fran mentioned, we continue to make progress on our strategic and operational initiatives. Although progress is more evident in the Hollister brand, we are aggressively applying our learnings to the A&F brand and remain confident in the long-term potential of both brands. As we did in the third quarter, we will continue to tightly manage the business while we execute against the longer-term strategies necessary to realize the full potential of our brands. Now I will turn the call back to Arthur. Arthur Martinez - Abercrombie & Fitch Co. - Executive Chairman Thanks, Joanne. Before we take your questions, I'd like to say that we certainly are not satisfied with our current performance. However, we've already come a long way in our efforts to redefine our brands through evolved product, customer experience and marketing, all of which will help position us for enhanced performance and future success. Regardless of the near-term environment, which remains difficult at the moment, we believe that the results of these efforts will become more evident moving into 2017 and beyond. I will now turn the call back to Brian. Brian Logan - Abercrombie & Fitch Co. - VP, IR Thanks, Arthur. That concludes our compared comments. At this time, we will be happy to take your questions. As a reminder, please limit yourself to one question so we can speak to as many of you as possible. Thank you. Q U E S T I O N S A N D A N S W E R S Operator (Operator Instructions). Matthew Boss, JPMorgan. Mathew Boss - JPMorgan Chase - Analyst Good morning. So just to dive into the store base a little bit more, you've obviously done a lot of work rationalizing the store base and closing stores pretty aggressively. I guess larger picture, can you just give us an update on the overall health of the store fleet; how you are evaluating it; your flexibility if you wanted to close stores at a faster pace? And then just more particularly on Europe, just an update on the health of that store base; any need or expectations to start closing some stores there as well? 7 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2016 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. NOVEMBER 18, 2016 / 1:30PM, ANF - Q3 2016 Abercrombie & Fitch Co Earnings Call

Joanne Crevoiserat - Abercrombie & Fitch Co. - EVP & CFO Thanks, Matt. As you called out, we have been aggressive in terms of closing underperforming stores for some time. We've closed over 350 stores over the last six years and continue to retain a lot of flexibility in our lease terms to be able to make those decisions. As we look at those decisions, we make them on a case-by-case basis evaluating the economics of each store. The closures that we have done -- most of the closures that we have done to date have been at the natural lease expirations. The overall health of the stores and the profitability of the stores doesn't make it appropriate for us to take any action before the natural lease expiration. The economics wouldn't indicate that. As we evaluate our fleet, we continue to prioritize maintaining flexibility in the fleet. We have a number of lease terminations and a lot of flexibility in both the US market, but also in the European market in our international stores with lease kick-out opportunities. However, the international store base continues to be very profitable. We would not expect to close many stores in Europe. Our footprint in that market is much more modest in terms of overall share and footprint and those stores continue to be very profitable. Operator Marni Shapiro, Retail Tracker. Marni Shapiro - Retail Tracker - Analyst I just want to dive in a little bit to the Abercrombie trends. You talked about some of the weather and the outerwear that you had in the stores and assuming that that was where a lot of the pressure was on the merchandise, can you just talk a little bit more? Did you see improved or at least holding sales in things like polo shirts, denim and non-seasonal wovens? Fran Horowitz - Abercrombie & Fitch Co. - President & CMO So, yes, the two major issues contributing to the Abercrombie challenge for the third quarter, first, the headwinds from traffic in our flag, as well as our tourist stores remains a headwind and the seasonal issue was earlier in the quarter. We believe that the teams have been able to take some of the opportunities that actually were working in our third-quarter business in order to get us better prepared for the fourth-quarter business. So, for example, we had a strong sweater business in women's for the third quarter and based on our supply chain and our ability to get back into some of those best-selling items, we were able to aggressively reorder them and get into position. We also launched a new fabric that we are incredibly excited about, a cozy fabric, in women's in our loungewear. This is something that's a great gift-giving item for holiday. We [chased] back into that as well and we feel we are well-positioned for the fourth quarter. So our seasonal categories do get more important to us as we head into the fourth quarter. And as far as some of the specific category that you asked about, we do feel that our shirting business is showing improvement. The khakis that we launched earlier in the year continue to be strong in the men's business. Operator Tiffany Kanaga, Deutsche Bank. 8 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2016 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. NOVEMBER 18, 2016 / 1:30PM, ANF - Q3 2016 Abercrombie & Fitch Co Earnings Call

Tiffany Kanaga - Deutsche Bank - Analyst Thanks for taking my questions. Have you seen any improvement in tourism trends since the second quarter as you look on a monthly basis, or to put it another way, are things getting less bad yet? And when do you think you might see improvement? Joanne Crevoiserat - Abercrombie & Fitch Co. - EVP & CFO Since the second quarter, Tiffany, we did see improvement in the Hollister brand as we moved through the quarter as the teams worked to deliver changes to the assortment. We saw growing product acceptance by our customers in the Hollister brand. As it relates to the third quarter, as Fran just mentioned, the headwinds that we saw in the third quarter in A&F were primarily in the tourist and flagship stores and those traffic headwinds continued and persisted throughout the third quarter. And we also had -- it was compounded by an assortment that was heavier-weighted and not seasonally appropriate. We didn't have enough wear-now product in a quarter that had some unseasonably warm temperatures. Operator Adrienne Yih, Wolfe Research. Adrienne Yih - Wolfe Research - Analyst Good morning. My question, Joanne, can you talk about the inventory position being so conservative and so down, double digits obviously? How does that affect your ability to comp? I know that you are looking for modest improvement, but doesn't that create this cycle of not being able to comp and then keeping the inventory tight? So when would you start to be less negative on that inventory? Fran, can you talk about the A&F brand positioning? Maybe describe it to us in three keywords that embody this new imagery and the direction just so we have some idea of what the new target positioning should be? Thank you very much. Joanne Crevoiserat - Abercrombie & Fitch Co. - EVP & CFO Thanks, Adrienne. On the inventory question, we continue to expect to have improvement in inventory productivity. We continue to believe we have opportunity there. The inventory position, the teams -- we've managed inventory very well. The teams have responded very quickly. As they see changes in the business environment, we moved quickly to work our way through early fall receipts that were not meeting sellthrough expectations and we've done that and we feel like we are in a good position. As we enter the fourth quarter, we have inventory positioned appropriately behind the right categories, a more seasonally appropriate product mix. Importantly, we also feel that we've positioned inventory well by channel with our growing digital channel, as well as within the store channel and by geography. Maintaining lean inventories actually helps us improve the comp faster. We are not sitting on lumps of product that we need to work through and it helps us actually be more agile. So the inventory position we feel very good about. It helps with speed and our ability to get behind the things that are working and we feel that it's positioned well both in overall levels and content as we move into the fourth quarter. 9 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2016 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. NOVEMBER 18, 2016 / 1:30PM, ANF - Q3 2016 Abercrombie & Fitch Co Earnings Call

Fran Horowitz - Abercrombie & Fitch Co. - President & CMO So in answer to your question, our new A&F positioning, it's an evolved position from where we have been in the past. In the past, we had been much more exclusive and we are looking to be considerably more inclusive. We consider the brand to be an accessible American casual luxury brand for the twenty-something consumer. Some of the keywords to think about are inclusive, character, charisma, self-confidence, inner-confidence. The consumer today, based on where we were in the past, has really moved from having a feeling of inner-confidence as opposed to feeling that they have to put clothes on to have self-confidence. So, through our new imagery, if you were to look at that compared to things that we've done in the past, through the styling and the way that we are putting the outfits together, we believe that we are achieving this opportunity. We are really excited that we were able to launch our new marketing towards the end of the quarter. We just recently actually flipped it from what we call the teaser phase to the reveal phase and we believe that that marketing will continue to increase as we move forward. As we mentioned, we have hit our current expectations of about $800 million impressions. Operator Neely Tamminga, Piper Jaffray. Neely Tamminga - Piper Jaffray - Analyst Great. I just had a little bit of a question here on the trends, some more color, if you could. Is some of the progression that you've been seeing continued as you entered into November? We are just trying to get a sense of where the confidence for being modest improvement from Q3 is coming from. That it's not going to be worse, that it could possibly be better. Thank you. Joanne Crevoiserat - Abercrombie & Fitch Co. - EVP & CFO Our historic practice is not to comment on the cadence within the quarter or the current quarter results. Our confidence in moving into Q4, beginning with Hollister, where we did see nice improvement as we moved through the third quarter. We are well-positioned in Q4 categories, those categories that are most important in the Q4 business. We've seen an increase in customer acceptance of the assortment as we move through Q3 and we also have growing customer engagement as we've rolled out that Club Cali loyalty program and we have now over 4 million active users or active members of our Club Cali program. Those are all elements that we expect to help continue further the trend into Q4. In A&F, there were some greenshoots in the business during Q3 that the teams have worked quickly to get behind. As Fran mentioned, businesses like women's sweaters that performed well in Q3 are bigger businesses in Q4. As I mentioned earlier, we have a more seasonally appropriate assortment as we head into the fourth quarter and the marketing investments that we are making throughout the quarter we expect to continue to gain traction. And I also want to add that we've delivered consistently strong growth in our DTC business. We have invested in increased fulfillment capabilities and introduced new omnichannel capabilities to support that channel and we do have inventory well-positioned by channel to capture the business wherever the customer chooses to shop in the fourth quarter. Operator Stephen Albert, Bank of America Merrill Lynch. 10 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2016 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. NOVEMBER 18, 2016 / 1:30PM, ANF - Q3 2016 Abercrombie & Fitch Co Earnings Call

Stephen Albert - Bank of America Merrill Lynch - Analyst Good morning. So MG&A was well-controlled during the quarter despite some ramped up ad spending. Could you maybe go through some of the specific levers that you were able to pull back on and how should we think about that line going forward? Overall, how do you view the opportunity to pull back on fixed costs going forward? I realize, over the past few years, some of the low-hanging fruit may be gone, but how should we think about the cost control? Joanne Crevoiserat - Abercrombie & Fitch Co. - EVP & CFO Yes, the offsets in MG&A were varied. Certainly, we are looking to, and it is our priority to offset the investments we are making both in marketing, as well as in the DTC world, offsetting those with our expense reduction efforts. We have been successful over time in pulling back on costs. One of the biggest levers we can pull going forward is in the productivity of our store fleet. We've been aggressive at closing unproductive stores and announced this quarter more actions that we are taking to drive productivity in our brick-and-mortar fleet, including addressing underperforming flagship stores, as well as renegotiating lease terms as evident in the Tokyo A&F flagship stores. So we continue to focus on pulling back on costs. I think there are continued opportunities across the business and a strong focus on optimizing our store fleet and driving more productivity through brick-and-mortar stores. Operator Kimberly Greenberger, Morgan Stanley. Kimberly Greenberger - Morgan Stanley - Analyst Great. Thank you. Joanne, I'm wondering if you can talk about what measures you are taking to preserve cash given the deteriorating free cash flow picture and the balance sheet that carries fairly high lease-adjusted leverage. Are you able to further cut back on CapEx? Can you shut down your new store pipeline? Are there additional opportunities maybe to cut SG&A, or any thoughts around trimming the dividend? What are the things that you are looking at to fortify your free cash flow? Thanks. Joanne Crevoiserat - Abercrombie & Fitch Co. - EVP & CFO Thanks, Kimberly. We have a strong balance sheet and have consistently generated positive free cash flow and expect that to continue. Our outlook and our expectation as it relates to CapEx is to continue to invest in the business in those areas where we see the greatest risk-adjusted returns. Our expected spending this year, as I mentioned earlier, is about $140 million in capital spend and those are focused on the projects that deliver returns, including our new stores and our remodels that we've talked about. Important to improving the brand experience and driving growth and productivity in our store fleet. In terms of our capital allocation philosophy, we continue to invest in the business and return cash to shareholders through the dividend. We expect to generate cash to be able to maintain the dividend and we continue to focus on returning cash through share repurchases based on valuation and liquidity. But our current status on our cash generation is positive and we expect it to remain so. Operator Brian Tunick, RBC. 11 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2016 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. NOVEMBER 18, 2016 / 1:30PM, ANF - Q3 2016 Abercrombie & Fitch Co Earnings Call

Brian Tunick - RBC Capital Markets - Analyst Thanks. Good morning. Was curious, Joanne, maybe first if you can just reconcile your comments for gross margin AUR pressure for the fourth quarter. Your inventories, I think, are down 14%. You are up against last year's obviously tough sweater and outerwear environment. So I guess we were first just curious there. What's causing your comments there? Is it domestic or is it international AUR pressure you are anticipating? And then maybe broader picture on international, what do you think is driving that traffic deceleration as we moved through the last quarter or two and any color by country or geography would be helpful to us. Thanks very much. Joanne Crevoiserat - Abercrombie & Fitch Co. - EVP & CFO In terms of gross margin, the AUR pressure, we expect FX to be a headwind. That's the majority of the AUR pressure that we expect in the fourth quarter, slightly worse than we expected at the beginning of the -- as we came into the third quarter, really with the weakening of the pound contributing to that. And I also think we have a realistic expectation for AUR as we move through what will likely be a very competitive fourth quarter. In terms of the traffic deceleration, we continue to see headwinds in the tourist traffic and that is predominately in international markets, but also in the US. We saw a continuation in the US and a slight worsening on the tourist traffic in international markets. Additionally, during the third quarter, some of the traffic impact was likely due to weather. The performance of our seasonal product in our seasonal categories would indicate that we didn't have enough wear-now in our assortments and that likely impacted the traffic numbers also. Operator Oliver Chen, Cowen. Oliver Chen - Cowen and Company - Analyst Thank you. On the Abercrombie & Fitch brand, you mentioned that the progress would take a little bit longer. Could you contextualize the dimensions that are driving that and will the speed initiatives be in a position to help you positive comp there? By what timing? And just a quick modeling question, as we look at our models, when do the tourism traffic compares start to ease? Is that a positive catalyst? Thank you. Fran Horowitz - Abercrombie & Fitch Co. - President & CMO Regarding the A&F brand progress, really the issue in Q3 was predominately driven by the traffic headwinds that we experienced both in our tourist, as well as our flagship locations. The assortment issues, we do feel we have addressed. We took markdowns on them and moved through them and have set a compelling assortment for the fourth quarter. The teams were able to respond to the opportunities that they saw within the third quarter and as we move into the fourth quarter, our seasonal categories do become much more important to the total. Regarding the tourism traffic demands, I think I will turn that one over to Joanne. Joanne Crevoiserat - Abercrombie & Fitch Co. - EVP & CFO Yes, just to jump in on the tourism traffic headwinds, we have been in this cycle for a while. We don't expect the tourism issues and the traffic trends to abate. As we move through the fourth quarter, we expect traffic to remain challenging in those locations. The disruption we've seen in tourism 12 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2016 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. NOVEMBER 18, 2016 / 1:30PM, ANF - Q3 2016 Abercrombie & Fitch Co Earnings Call

is likely caused by safety and security concerns, as well as currency devaluation. And again, we expect that to continue as we move through the fourth quarter. Fran Horowitz - Abercrombie & Fitch Co. - President & CMO Oliver, I'm sorry, I skipped over the second question. Regarding the speed in our business, we are reacting to our business on a weekly basis. We believe, for example, in the Abercrombie brand where I mentioned earlier that we had this terrific fabric that we shipped in third quarter, this new cozy fabric, that is a large part of our holiday gift-giving opportunity in our loungewear. The teams were able to respond to what was happening and chase into it. In addition, coming out of the second quarter in Hollister where we feel we had a miss in some of the fashion in our second-quarter opportunity going into third quarter, we were also able to adjust that based on our supply chain and our speed to some of those initiatives. So, as we continue to see those opportunities, the teams will continue to react quickly. Oliver Chen - Cowen and Company - Analyst Thank you. Happy holidays as well. Operator Betty Chen, Mizuho Securities. Betty Chen - Mizuho Securities - Analyst Hi, Joanne. I think you mentioned earlier that, clearly, you guys have been very good about closing stores through natural lease expirations and then we will take a look at that going forward. Can you remind us the number of stores or leases up for renewal in the next year or two and how that may differ between the chain stores, as well as the flagships and perhaps the number of flagships that you are evaluating where you may take advantage of either rent reductions or perhaps terminations? My follow-up question is, I'm not sure if you've already addressed this, but in terms of the inventory position being down 14%, is there any difference between Hollister versus Abercrombie & Fitch inventory positions? Thanks. Joanne Crevoiserat - Abercrombie & Fitch Co. - EVP & CFO Hi, Betty. I will pick up the store closings. We continue to have significant flexibility in our store fleet. We have about 50% of our US leases up for renewal over the next 18 months. In Europe and in international markets, the lease structures are a little bit different, but we have kick-out clauses in those leases that also provide a tremendous amount of flexibility. As it relates to the flagship stores, those leases are different and each individual store has its own set of facts and circumstances. I will remind you though that, in aggregate, our flagship stores are still profitable and we would take action on underperforming stores as we see the need as evidenced by the announcements we made today. Those include renegotiating rents where possible as we've done in the Ginza store in Tokyo and also announcing the kick-outs of the flagships in Korea and in Hong Kong. But in aggregate, our flagship store business is profitable and they remain an important part of our store fleet and an important gateway to the brand. 13 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2016 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. NOVEMBER 18, 2016 / 1:30PM, ANF - Q3 2016 Abercrombie & Fitch Co Earnings Call

Fran Horowitz - Abercrombie & Fitch Co. - President & CMO And regarding your question on inventory, the answer is yes, the inventory is down comparably in A&F and Hollister. Both brands going into the fourth quarter do benefit from our seasonal categories becoming more important and we feel that the inventory is well-positioned; it's well-positioned both from a category perspective, as well as a channel perspective. We did have a strong continued DTC business in the third quarter and we feel we are prepared heading into the fourth quarter. Betty Chen - Mizuho Securities - Analyst All right. Thank you so much. Best of luck for the holidays. Operator Paul Lejuez, Citi. Paul Lejuez - Citi - Analyst Thanks, guys. Can you talk about the wholesale business, maybe run through where you stand today on each of those relationships? How big are those businesses and what's the outlook for them to grow from here? Maybe also talk about any opportunities to form new wholesale partnerships. Thanks. Joanne Crevoiserat - Abercrombie & Fitch Co. - EVP & CFO Yes, I think, last year, we talked about our wholesale business being about $10 million and we have continued to grow our wholesale partnerships and relationships. Both the ones that we have had with ASOS and Next from last year continue to grow this year and we've added Zalando this year. We recently launched on Zalando and have been very pleased with the response from customers in those markets. The way we think about our wholesale business is an opportunity to reach new customers and expand our brand reach and we've been able to do that through these partnerships. In fact, our DTC and digital business in the regions where we have wholesale relationships has actually improved, which indicates that we are reaching new customers through these relationships. We expect the wholesale business to continue to grow into next year and we will announce any new partnerships as they are available, but we do expect the wholesale business to continue to grow. Paul Lejuez - Citi - Analyst So that $10 million you talked about last year, what does that look like this year in total? Joanne Crevoiserat - Abercrombie & Fitch Co. - EVP & CFO We haven't disclosed the details of that, but we have seen growth, both with the partners that we had last year, plus the growth with the new partner, Zalando. Paul Lejuez - Citi - Analyst Okay, great. Thanks, guys. Good luck. 14 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2016 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. NOVEMBER 18, 2016 / 1:30PM, ANF - Q3 2016 Abercrombie & Fitch Co Earnings Call

Operator Janet Kloppenburg, JJK Research. Janet Kloppenburg - JJK Research - Analyst Hi, everybody. Fran, I was interested in the conversation about the assortments improving at the A&F brand. I'm just wondering have you had enough time to adjust those assortments given the learnings that you've had in the summer and the fall and if you feel confident that we should see, in the non-tourist stores, an improved comp progression or if we will really need to wait until the spring season for that to evolve. Maybe just a little bit of discussion around the timing there and I know it's hard given the environment, so nothing is lost in stone. And, Joanne, I was just wondering on that lease expiration that you talked about for the fourth quarter, are we going to flow that through as ordinary or will that come through as an extraordinary item? Thanks so much. Fran Horowitz - Abercrombie & Fitch Co. - President & CMO The improvements in A&F are clearly an evolution. We are working very diligently with the teams every week reviewing our selling and seizing the opportunities that we can. We believe that the greenshoots that we saw in the third quarter on some of our key categories such as sweaters, the cozy fabric I mentioned earlier, some of the men's businesses, we do feel that we have positioned ourselves appropriately for the fourth quarter in addition to the seasonally appropriate categories becoming of greater importance to us. So it's an evolution and we do see that heading into the fourth quarter. (multiple speakers). Joanne Crevoiserat - Abercrombie & Fitch Co. - EVP & CFO On the lease termination charge, we expect to have that as part of our GAAP earnings and we would not expect to exclude that charge. Janet Kloppenburg - JJK Research - Analyst So it won't come through as a non-GAAP adjustment? Joanne Crevoiserat - Abercrombie & Fitch Co. - EVP & CFO Yes, that is where we think it will land today subject to more discussion with accountants. Janet Kloppenburg - JJK Research - Analyst Okay. Thanks and good luck for holiday. Operator Susan Anderson, FBR. 15 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2016 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. NOVEMBER 18, 2016 / 1:30PM, ANF - Q3 2016 Abercrombie & Fitch Co Earnings Call

Susan Anderson - Friedman, Billings, Ramsey - Analyst Good morning. Thanks for taking my question. I was wondering if you could give a little bit more color on the performance of the formats internationally versus the US, so Hollister internationally and in the US, are you seeing better performance there both abroad and domestically? And then also maybe if you could talk about what you are seeing in terms of sales retention rate from the stores that you are closing. Joanne Crevoiserat - Abercrombie & Fitch Co. - EVP & CFO Susan, in terms of the formats internationally versus US, I assume you are referring to the remodeled stores? We are seeing consistent improvement and lift in sales and traffic from our remodeled stores in Hollister internationally versus the US. So the Hollister performance in the US, as we mentioned, during the third quarter shifted to a positive comp, returned to positive comps, which was nice to see. We did see traction as we moved through the quarter. The retention rate for stores that we are closing has been fairly limited. We do see some retained sales in terms of transfer to the online business and it really depends on how close we have a neighboring store, but the overall sales retention for closed stores is fairly low, less than 20% in total. Susan Anderson - Friedman, Billings, Ramsey - Analyst Okay, that's helpful. And so for Hollister, both in the US and internationally, you saw it move to flattish positive comp I guess? Joanne Crevoiserat - Abercrombie & Fitch Co. - EVP & CFO The international business was not as strong as the US business. The unseasonably warm weather -- our seasonal categories did not perform as well in international markets, which indicates to us that weather was more of a factor in international markets than in the US. Susan Anderson - Friedman, Billings, Ramsey - Analyst Got it. And then A&F had similar more underperformance internationally also? Joanne Crevoiserat - Abercrombie & Fitch Co. - EVP & CFO Yes, the A&F business is positioned differently in international markets. The Hollister business is more of a mall-based business internationally and has a more local customer. The A&F business in our international markets is predominantly flagship and tourist locations and those headwinds continued, as well as -- and were compounded by some of the assortment opportunities that we noted. But as we said, we are taking actions. The teams are working very quickly to get behind the product and assortments that are working. We are taking steps in our flagship stores to improve their performance through store experience, as well as product changes and we are addressing underperforming stores as well. Susan Anderson - Friedman, Billings, Ramsey - Analyst Great. Very helpful. Good luck next quarter. Operator Dana Telsey, Telsey Advisory Group. 16 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2016 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. NOVEMBER 18, 2016 / 1:30PM, ANF - Q3 2016 Abercrombie & Fitch Co Earnings Call

Dana Telsey - Telsey Advisory Group - Analyst Good morning, everyone. As you think about the Abercrombie concept on the demographic of it, attracting the 20-plus customer versus a teen, what are you seeing in the customer demographic and how is it changing given the brand evolution that's going on? And then just on the comp, as you look at the levers of comp, what's happening with particularly on the merchandise margin side? What are you seeing there and how does it differ by brand in terms of levers? Thank you. Fran Horowitz - Abercrombie & Fitch Co. - President & CMO So the Abercrombie brand has a tremendous amount of equity. We learned that as we went through all of our quantitative and qualitative research as we formed our position. Our position is truthfully -- it's an evolution from where we were and the twenty-something consumer today does constitute the majority of our customers, so we believe that this brand positioning is correct and we are excited that we were just really able to start communicating that to our consumer at the back half of third quarter and believe that that will gain traction as we head into the fourth quarter. Joanne Crevoiserat - Abercrombie & Fitch Co. - EVP & CFO Dana, terms of the merchandise margin differing by brand, the challenges in the third-quarter receipts with the underperformance of our seasonal product in Abercrombie weighed more heavily on that brand and the AUR impact of the actions we took to clear through those inventories impacted the A&F brand more. The levers in margin continue to be AUC. We continue to focus on AUC as an opportunity and expect AUC in the fourth quarter to be lower year-over-year. That's being offset by some AUR pressure, which is mainly FX-related, but also a recognition of what we expect to be a very competitive environment in Q4. Dana Telsey - Telsey Advisory Group - Analyst Thank you. Operator Richard Jaffe, Stifel. Richard Jaffe - Stifel Nicolaus - Analyst Thanks very much. Just a follow-on question. The additional ad spend, could you quantify that, the expense we should look for in the next season, or a sense of the change fourth quarter this year versus last year? Joanne Crevoiserat - Abercrombie & Fitch Co. - EVP & CFO Yes, Richard, we didn't provide those details, but what we have said is we expect to offset the increase in marketing in the fourth quarter with other expense reduction efforts and expense savings opportunities. So we are funding those increases both in the marketing spend and in the DTC business with other expense savings opportunities that we found. 17 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2016 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. NOVEMBER 18, 2016 / 1:30PM, ANF - Q3 2016 Abercrombie & Fitch Co Earnings Call

Richard Jaffe - Stifel Nicolaus - Analyst And then just a broad question. There's been a lot of conversation in the past quarters about logo and the elimination of logo and then the more discreet logo. Just wondering, in reference particularly to the Abercrombie & Fitch brand, where you guys stand on that topic today? Fran Horowitz - Abercrombie & Fitch Co. - President & CMO Logo is and has been an important part of our brand. It varies between geography, but logo is something that we will carry in the brand both domestically and internationally potentially at different levels on the customers' preference, but it is something that will be a part of the brand as we move forward. Richard Jaffe - Stifel Nicolaus - Analyst Okay, thank you. Operator Mark Altschwager, Robert W. Baird. Mark Altschwager - Robert W. Baird - Analyst Good morning. Thanks for taking the question. I just wanted to follow up on two items. First, back to the free cash flow discussion. It looks like CapEx guidance is a bit lower than previous forecasts and that's following last quarter where you pushed that to the low end of the range. So just trying to get a sense if there's any timing at play there that's been pushed into 2017 or if not, what particular projects have you pulled back on there? And then separately on wholesale, was just hoping you could touch on how you are thinking about that regarding the US market and especially, as you close stores here in the US, could a larger wholesale presence makes sense in order to maintain your brand reach? Thank you. Joanne Crevoiserat - Abercrombie & Fitch Co. - EVP & CFO Hi, Mark. Related to CapEx guidance, you are right, the expectation for the year is lower than the low end of our range mainly because a couple of projects shifted. Some of it is timing and some of it is savings that we've had as we've implemented projects where they didn't cost as much. Most of it though is related to timing, both of when projects complete, as well as when we actually are invoiced and pay since this is a cash flow measure. So as we move to the end of the year, we have a better line of sight as to how that's all coming in. I would say that we have accomplished most of the important strategic initiatives that we wanted to have done this year, including having 64 Hollister stores remodeled. We talked about a number of stores that we are opening, that will be opening here in the fourth quarter and also our DTC and omnichannel initiatives that we've been able to roll out and have us positioned well for the fourth quarter and as we move into 2017. So there are no projects of strategic importance that haven't been addressed in our plans and there's been a few timing shifts and expectations for payments coming in a little bit differently as we move to the end of the year. Operator Unfortunately, that's all the time we have for questions today, so that does conclude today's conference call. We thank everyone for their participation. 18 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2016 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. NOVEMBER 18, 2016 / 1:30PM, ANF - Q3 2016 Abercrombie & Fitch Co Earnings Call

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